UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

Q32 Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38433	47-3468154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 999-0232

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTTB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2026, Q32 Bio Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Sales Agent”), with respect to an at-the-market offering program pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Shares”), through the Sales Agent. The Shares to be offered and sold under the Sales Agreement, if any, will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-286491), which was filed with the Securities and Exchange Commission (“SEC”) on April 11, 2025 and declared effective by the SEC on April 21, 2025. The Company filed a prospectus supplement with the SEC on March 27, 2026, pursuant to which the Company may offer and sell Shares having an aggregate offering price of up to $14,200,000 pursuant to the Sales Agreement.

Under the Sales Agreement, the Company will set the parameters for the sale of Shares, including the number of Shares to be sold, the time period during which sales of Shares are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made. Subject to the terms of the Sales Agreement, the Sales Agent may sell the Shares by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Capital Market (“Nasdaq”) or any other trading market for the Shares.

The Company is not obligated to sell any Shares under the Sales Agreement. The Company or the Sales Agent may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. The Sales Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The Company will pay the Sales Agent a cash commission of 3.0% of gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Sales Agent with customary indemnification and contribution rights. The Company will also reimburse the Sales Agent for certain expenses incurred in connection with the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Goodwin Procter LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP.

10.1	Controlled Equity OfferingSM Sales Agreement, dated March 27, 2026, by and between Q32 Bio Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q32 Bio Inc.

Date: March 27, 2026	By:	/s/ Jodie Morrison
Jodie Morrison
Chief Executive Officer